Exhibit 4.4


                              TERMINATION AGREEMENT

THIS TERMINAITON AGREEMENT (this "Agreement") is made on October 2, 2003, between:

(1) OPEN JOINT STOCK COMPANY RTC-LEASING (the "Lessor"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by Director General Mikhail Grigoryevich Trufanov acting pursuant to the Charter, and

(2)  OPEN JOINT STOCK COMPANY OF LONG DISTANCE AND INTERNATIONAL
     TELECOMMUNICATIONS ROSTELECOM (the "Lessee"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by General Director Sergey Ivanovich Kuznetsov acting pursuant to the Charter,

(jointly referred to as the "Parties" and individually, as a "Party")

WHEREAS:

     - on May 24, 1999, the Parties entered into Financial Lease Agreement No.100-204/99/419-2.4 (with subsequent amendments, including the agreement to amend the financial lease agreements between OJSC RTC-Leasing and OJSC Rostelecom, dated September 28, 2001) (hereinafter, the "Lease Agreement") whereunder the Lessor undertook to the Lessee to acquire title to the Property specified by the Lessee from the Seller specified by the Lessee and to provide such Property to the Lessee for temporary possession and use, while the Lessee undertook to make Lease Payments in favor of the Lessor;

     - As of the date hereof, the total amount of the Lease Payments due from the Lessee to the Lessor is one billion four hundred sixteen million four hundred nine thousand five hundred fourteen rubles and forty kopeks (RUR1,416,409,514.40), which amount includes value-added tax;

     - The Lessee owns four (4) promissory notes, the maker of which notes is the Lessor, worth the total note amount of three hundred two million eight hundred fifty thousand rubles (RUR302,850,000), details and other information of which notes are specified in Exhibit 1 hereto (the "Promissory Notes");

     - The Lessee intends to transfer the Promissory Notes, and the Lessor desires to accept the Promissory Notes from the Lessee;

     - The Parties intend to terminate a part of the Lessee's obligations on making the Lease Payments in favor of the Lessor;

     - On October 1, 2003, the General Meeting of Shareholders of OJSC RTC-Leasing adopted a resolution on approval of this Agreement (Minutes No.6 of October 1, 2003);

     - On September 29, 2003, the Board of Directors of OJSC Rostelecom adopted a resolution on approval of this Agreement (Minutes No. 6 of September 29, 2003);

THREFORE THE PARTIES AGREE AS FOLLOWS:

1.        USE OF TERMS

The terms defined in the Lease Agreement shall have the same meanings herein.

2.        TERMINATION OF OBLIGATIONS

2.1 The Lessee's obligations on payment of a portion of the Lease Payments remaining unpaid as of the date of this Agreement, which portion totals three hundred two million eight hundred fifty thousand rubles (RUR302,850,000) inclusive of value-added tax ("VAT") and comprises the following payments due from the Lessee to the Lessor: (i) the amount of seventy million eight hundred one thousand six hundred sixty-seven rubles (RUR70,801,667) exclusive of VAT, specified by number 32 in the Payment Time-Table, the date of payment of which amount falls on the fifth week of 2008, and making eighty-four million nine hundred sixty-two thousand rubles and forty kopeks (RUR84,962,000.40) inclusive of VAT, (ii) the amount of seventy million rubles (RUR70,000,000) exclusive of VAT, specified by number 33 in the Payment Time-Table, the date of payment of which amount falls on the eighteenth week of 2008, and making eighty four million (RUR84,000,000) inclusive of VAT, (iii) the amount of seventy million rubles (RUR70,000,000) exclusive of VAT, specified by number 34 in the Payment Time-Table, the date of payment of which amount falls on the thirty first week of 2008, and making eighty four million (RUR84,000,000) inclusive of VAT, and (iv) a part of the amount specified by number 35 in the Payment Time-Table, the date of payment of which amount falls on the forty-fourth week of 2008, making forty-one million five hundred seventy-three thousand three hundred thirty-three rubles (RUR41,573,333) exclusive of VAT, or forty-nine million eight hundred eighty-seven thousand nine hundred ninety-nine rubles and sixty kopeks (RUR49,887,999.60) inclusive of VAT (the "Initial Obligations"), shall be terminated by transferring the Promissory Notes by the Lessee to the Lessor on the terms established herein.

2.2. The Initial Obligations shall be deemed terminated on the date on which the Parties sign the Acknowledgement of Transfer and Acceptance in accordance with Article 3.2 hereof.

3.        TRANSFER OF THE NOTES

3.1. The Lessee undertakes to transfer all the Promissory Notes to the Lessor within three (3) business days following the date of this Agreement.

3.2 The transfer of the notes to the Lessor (i) shall involve putting of a duly perfected endorsement specifying the Lessor as endorsee and containing stipulation "without recourse to OJSC Rostelecom on each of the Promissory Notes, certified with the Lessee's seal and signature of an authorized representative and chief accountant of the Lessee and specifying the date of the endorsement execution, and (ii) shall be certified by an acknowledgement of acceptance and transfer of the promissory notes (the "Acknowledgement of Acceptance and Transfer") in the form contained in Exhibit 2 hereto.

3.3. The Lessee hereby represents and warrants to the Lessor that none of the Promissory Notes has been sold, transferred or assigned, become a subject of dispute, is a subject of pledge, nor it has been attached or encumbered otherwise, and no third parties have acquired rights to or under the Promissory Notes.

4.        PERFORMANCE OF THE LEASE AGREEMENT

4.1. After termination of the Initial Obligations, the aggregate amount of the Lease Payments remaining unpaid as of the date hereof, reduced by the amount of the Initial Obligations, shall be subject to payment by the Lessee to the Lessor in accordance with the terms of the Lease Agreement.

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

4.2. In connection with termination of the Initial Obligations since the date of signing of the Acknowledgement of Acceptance and Transfer, the Payment Time-Table shall be amended as follows:

4.2.1. The dates and amounts of the Lease Payments specified by numbers 32, 33 and 34 in the Payment Time-Table shall be removed; and

4.2.2. The initial amount of the Lease Payment specified by number 35 in the Payment Time-Table shall be replaced with the amount of twenty eight million four hundred twenty-six thousand six hundred sixty-seven rubles (RUR28,426,667).

5.        FORCE MAJEURE

5.1. In the event that any of the Parties is unable to perform its obligations under this Agreement for the reason of inception of any event or circumstance beyond of such Party's control, which event or circumstances could not be foreseen as of the date of this Agreement and which include, inter alia, any change of the applicable legislation as well as any action or inaction by governmental authorities, then the term of performance by such Party of its obligations under this Agreement shall be prolonged for a period during which such circumstance or event are in effect

5.2. Neither of the Parties shall be entitled to refer to the circumstances or events specified in Article 5.1 above if such Party shall have failed to notify the other Party of such circumstances or events within five (5) business days of the date of inception thereof.

5.3. If the above circumstances or events continue for more than one year, then either Party shall be entitled to terminate this Agreement by sending a written notice to the other Party in advance.

6.        NOTICES

Any notice or any other communication under this Agreement or in connection herewith must be made in writing and delivered either in person or sent by registered mail or tested facsimile communication with confirmation of its receipt at the correct number of the Party which is to receive the notification or communication at its address specified in this Article 6 or at any other address specified by such Party in a written notice to the other Party.

          For the Lessor:

          OJSC RTC-LEASING 42
          Moscow 129110,
          Shepkina Street, bldg. 2A
          Russian Federation
          Fax: (095) 777-0333
          Attention: Leasing Operations Director

          For the Lessee:

          OJSC "Rostelecom"
          Moscow 125047
          14, 1-ya Tverskaya-Yamskaya
          Russian Federation
          Fax: (095) 787-2850
          Attention: Financial Director
          Copy: Head of Treasury

7.        MISCELLANEOUS

7.1 Should any controversies arise in connection with the performance of obligations under this Agreement, the Parties shall apply their best efforts to resolve the disputes through negotiations. In the event that the Parties are unable to reach a settlement on the subject matter of a dispute within sixty
(60) days since the date the negotiations commenced, such dispute shall be referred for resolution to the Arbitrazh Court of the City of Moscow.

7.2 Neither of the Parties is entitled to transfer its rights and/or obligations under this Agreement to a third party without preliminary written consent of the other Party

7.3. Amendments and supplements to this Agreement shall be legally valid provided they are made in writing and signed by duly authorized representatives of the Parties.

7.4.      All exhibits to this Agreement shall make an integral part hereof.

7.5.      This Agreement shall enter into force as of the date of its execution.

7.6. This Agreement is made in two copies having equal legal force, one copy for each Party.

IN WITNESS WHEREOF this Assignment is signed by duly authorized representatives of the Parties on the date first written above:

For the Lessor:                                   For the Lessee:

_________/signed/_________                        _________/signed/_________
Mikhail Grigorievich Trufanov                     Sergey Ivanovich Kuznetsov
General Director                                  General Director

_________/signed/_________                        _________/signed/_________
Natalia Yevgenievna Kolesnikova                   Alexander Alexandrovich Lutsky
Chief Accountant                                  Chief Accountant
[Seal]                                            [Seal]

                                                                       EXHIBIT 1
                                                    to the Termination Agreement
                                                              of October 2, 2003

                                              LIST OF PROMISSORY NOTES

-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
                                                                                Date and place
  No.             Drawer            No. of Note       Note amount of Note        of execution        Due date
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   1     Open Joint Stock              0370         Eighty-four million nine      November 23,    At sight, but
         Company RTC-LEASING                       hundred sixty-two thousand    2001, Moscow      not earlier
                                                     roubles forty kopecks                       than January 28,
                                                       (RUR84,962,000.40)                              2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   2     Open Joint Stock              0371       Eighty-four million roubles     November 23,    At sight, but
         Company RTC-LEASING                           (RUR84,000,000.00)        2001, Moscow      not earlier
                                                                                                  than April 28,
                                                                                                       2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   3     Open Joint Stock              0372       Eighty-four million roubles     November 23,    At sight, but
         Company RTC-LEASING                           (RUR84,000,000.00)        2001, Moscow      not earlier
                                                                                                   than July 28,
                                                                                                       2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   4     Open Joint Stock              0373         Forty-nine million eight      November 23,    At sight, but
         Company RTC-LEASING                          hundred eighty-seven       2001, Moscow      not earlier
                                                     thousand nine hundred                             than
                                                   ninety-nine roubles sixty                       September 27,
                                                   kopecks (RUR49,887,999.60)                          2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------

Total: Four (4) promissory notes worth the total note amount of three hundred two million eight hundred fifty thousand rubles (RUR302,850,000).

For the Lessor:                                For the Lessee:

_________/signed/_________                     _________/signed/_________
Mikhail Grigorievich Trufanov                  Sergey Ivanovich Kuznetsov
General Director                               General Director

_________/signed/_________                     _________/signed/_________
Natalia Yevgenievna Kolesnikova                Alexander Alexandrovich Lutsky
Chief Accountant                               Chief Accountant
[Seal]                                         [Seal]

                                                                       EXHIBIT 2
                                                    to the Termination Agreement
                                                              of October 2, 2003

        FORM OF ACKNOWLEDGEMENT OF ACCEPTANCE AND TRANSFER OF PROMISSORY
                                     NOTES

Moscow                                                         ____________ 2003

(1) OPEN JOINT STOCK COMPANY RTC-LEASING (the "Lessor"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by
____________________ acting pursuant to __________, and

(2) OPEN JOINT STOCK COMPANY OF LONG DISTANCE AND INTERNATIONAL
TELECOMMUNICATIONS ROSTELECOM (the "Lessee"), located at: 5 Delegatskaya, Moscow 127091, Russian Federation, represented by _____________________ acting pursuant to ___________,

(jointly referred to as the "Parties" and individually, as a "Party")

have signed this acknowledgement of acceptance and transfer of promissory notes (the "Acknowledgement") on the following:

The Lessee transferred to the Lessor the following promissory notes worth the total note amount of three hundred two million eight hundred fifty thousand rubles (RUR302,850,000):

-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
                                                                                Date and place
  No.             Drawer            No. of note       Note amount of note        of execution        Due date
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   1     Open Joint Stock              0370         Eighty-four million nine      November 23,     At sight, but
         Company RTC-LEASING                       hundred sixty-two thousand    2001, Moscow      not earlier
                                                     roubles forty kopecks                       than January 28,
                                                       (RUR84,962,000.40)                              2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   2     Open Joint Stock              0371       Eighty-four million roubles     November 23,    At sight, but
         Company RTC-LEASING                          (RUR84,000,000.00)        2001, Moscow      not earlier
                                                                                                  than April 28,
                                                                                                       2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   3     Open Joint Stock              0372       Eighty-four million roubles     November 23,    At sight, but
         Company RTC-LEASING                           (RUR84,000,000.00)        2001, Moscow      not earlier
                                                                                                   than July 28,
                                                                                                       2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------
   4     Open Joint Stock              0373         Forty-nine million eight      November 23,     At sight, but
         Company RTC-LEASING                         hundred eighty-seven         2001, Moscow      not earlier
                                                     thousand nine hundred                              than
                                                   ninety-nine roubles sixty                        September 27,
                                                   kopecks (RUR49,887,999.60)                           2008
-------- ------------------------- -------------- ----------------------------- ---------------- -----------------

Total: Four (4) promissory notes worth the total note amount of three hundred two million eight hundred fifty thousand rubles (RUR302,850,000).

Signing this Act, the Parties acknowledge the due fulfillment of the Lessee's obligations on the transfer of the promissory notes in accordance with Article 3 of the Termination Agreement made between the Lessee and the Lessor on October 2, 2003.

This Acknowledgement is made in two copies having equal legal force, one copy for the Lesser and one copy for the Lessee.

For the Lessor:                                            For the Lessee:
Signature:                                                 Signature:
Title:                                                     Title:

Signature:                                                 Signature:
Chief Accountant:                                          Chief Accountant:
(Seal)                                                     (Seal)

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